FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   June 1, 1999

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)


Item 5.   Other Events.

On June 1, 1999 International Speedway Corporation received notification that early termination of the Hart-Scott-Rodino Act waiting period had been granted effective June 1, 1999 for the merger between Penske Motorsports, Inc. and International Speedway Corporation. The proposed merger had been announced on May 10, 1999 and was the subject of a previous current report on form 8-K.
The descriptions of the Merger and Secondary Merger are incorporated by reference from that current report dated May 10, 1999. The termination of this waiting period was one of the conditions to the Merger and Secondary Merger. Consummation of the Merger remains subject to other conditions, including the approval of the stockholders of Penske for the Merger and the approval of the stockholders of ISC for the issuance of ISC shares in the
Merger.   Consummation of the Secondary Merger also remains subject to various conditions, including the approval of the stockholders of ISC for the issuance of ISC shares in the Secondary Merger and the amendment to ISC's articles of incorporation to allow an increase the size of ISC's Board of Directors.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      INTERNATIONAL SPEEDWAY CORPORATION
                                                 (Registrant)

Date: 6/2/99                           /s/ James C. France
     _____________                    __________________________________
                                       James C. France, President

Date: 6/2/99                           /s/ Susan G. Schandel
     _____________                    __________________________________
                                        Susan G. Schandel,
                                         Chief Financial Officer